SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 14, 2003


                               EP MedSystems, Inc.
        (Exact name of small business issuer as specified in its charter)


         New Jersey                0-28260              22-3212190
(State or other jurisdiction     (Commission           (IRS Employer
      of incorporation)         File Number)        Identification No.)


           575 Route 73 N. Building D
            West Berlin, New Jersey                        08091
    (Address of principal executive offices)            (Zip Code)


      Registrant's telephone number, including area code: (856) 753-8533

                            Not Applicable
        (Former name or former address, if changed since last report)



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ITEM 9.  REGULATION FD DISCLOSURE

     The information provided in this Current Report on Form 8-K is being provided under Item 12 to provide information, solely for the purposes stated herein, relating to certain financial information of EP MedSystems, Inc., on a pro forma basis, at February 28, 2003.

     In January, 2003, we received a notice from Nasdaq that we were not in compliance with the $10 million shareholders' equity standard for continued listing on The Nasdaq National Market, as set forth in Nasdaq Marketplace Rule 4450(a)(3). In February 2003, we attended a hearing before the Nasdaq Listing Qualifications Panel (the "Panel") to request a transfer of our listing to The Nasdaq SmallCap Market.

     The transfer of our listing to The Nasdaq SmallCap Market requires us to satisfy the requirements for continued listing on The Nasdaq SmallCap Market as set forth in Nasdaq Marketplace Rule 4310(c)(2)(B), including shareholders' equity of $2.5 million. On March-26, 2003, the Panel notified us that it determined to transfer the listing of our common stock from The Nasdaq National Market to The Nasdaq SmallCap Market, effective with the open of business on March 31, 2003, subject to the following exception (the "Exception"):

     "On or before April 4, 2003 (the "Filing Date"), the Company must make a public filing with the SEC and Nasdaq evidencing shareholders' equity of at least $4,000,000. The filing must contain a balance sheet no older than 45 days with pro forma adjustments for any significant events or circumstances occurring on or before the filing date. The Panel reserves the right to modify or terminate this exception upon a review of the Company's financial statements. In order to fully comply with the terms of this exception, the Company must be able to demonstrate compliance with all requirements for continued listing on The Nasdaq SmallCap Market. In the event the Company fails to comply with any terms of this exception, its securities will be delisted from The Nasdaq Stock Market."

     On April 1, 2003, the Panel notified us that the Filing Date was extended to April-14, 2003.

     Pursuant to the Panel's request, furnished herewith as Exhibit 99.1 are unaudited historical and pro forma consolidated balance sheets for EP MedSystems as at February 28, 2003. This financial information is being furnished solely to demonstrate compliance with the Exception described above. This financial information has not been audited, reviewed or passed upon by our accountants, Nasdaq, the Panel or the Securities and Exchange Commission and should not be relied upon for any purpose. EP MedSystems further cautions investors and others that they should only rely upon our quarterly reports filed on Form 10-QSB, our annual report filed on Form 10-KSB for the year ended December 31, 2002 and other reports filed with the Securities and Exchange Commission, with respect to financial and other information relating to EP MedSystems, Inc., and should review the cautionary statements set forth therein.

     There can be no assurance that the Panel will determine that the unaudited consolidated balance sheet information furnished as part of this Report evidences compliance with the Exception or that EP MedSystems will satisfy the requirements for continued listing on The Nasdaq SmallCap Market. If we fail to demonstrate compliance with the Exception, or fail to demonstrate compliance with all requirements for continued listing on The Nasdaq SmallCap Market, Nasdaq has notified us that our common stock will be delisted from The Nasdaq SmallCap Market. If our common stock is no longer traded on The Nasdaq SmallCap Market, it may be more difficult for investors to sell shares of our common stock, and the price of our common stock may be negatively affected. This also would limit our ability to raise additional financing.

     This Report contains certain statements of a forward-looking nature relating to future events or the future financial performance of EP MedSystems including, but not limited to, unaudited pro forma consolidated balance sheet information for the two months ended February 28, 2003. Such forward-looking statements are only predictions and are subject to risks and uncertainties that could cause actual results or events to differ materially and adversely from the events discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our history of losses, uncertainty of future profitability and future liquidity needs; risks regarding regulatory approvals and demand for new and existing products; and risks relating to a determination by Nasdaq to delist our securities from The Nasdaq SmallCap Market, as stated in our quarterly reports filed on Form 10-QSB and in our annual report filed on Form 10-KSB for the year ended December 31, 2002.

     EP MedSystems cautions investors and others to review the cautionary statements set forth in this Report and in EP MedSystems' reports filed with the Securities and Exchange Commission and cautions that other factors may prove to be important in affecting EP MedSystems' business and results of operations. Readers are cautioned not to place any reliance on the forward-looking statements contained in this Report, which speak only as of the date of this Report and were prepared solely for the specific purpose described herein.


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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                EP MedSystems, Inc.


Date: April 14, 2003                            By: /s/ Matthew C. Hill

                                                Matthew C. Hill
                                                Chief Financial Officer
                                                (Principal Financial Officer)



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